                                                                   EXHIBIT 10.31

================================================================================

                               AGREEMENT AND PLAN
                                       OF
                            MERGER AND REORGANIZATION



                                     among:



                               MEDIBUY.COM, INC.,
                             a Delaware corporation;



                        MEDIBUY ACQUISITION CORPORATION,
                               a Utah corporation;



                                 PARTNET, INC.,
                               a Utah corporation;



                                       and



                          SHAREHOLDERS OF PARTNET, INC.





                           ---------------------------

                           Dated as of October 29,1999

                           ---------------------------

================================================================================



                                TABLE OF CONTENTS


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
DEFINITIONS..................................................................................2

SECTION 1.     DESCRIPTION OF TRANSACTION....................................................7

        1.1    Merger of Merger Sub into the Company.........................................7

        1.2    Effect of the Merger..........................................................7

        1.3    Closing; Effective Time.......................................................7

        1.4    Articles of Incorporation and Bylaws; Directors and Officers..................8

        1.5    Conversion of Shares..........................................................8

        1.6    Employee Stock Options........................................................9

        1.7    Closing of the Company's Transfer Books.......................................9

        1.8    Exchange of Certificates.....................................................10

        1.9    Dissenting Shares............................................................11

        1.10   Tax Consequences.............................................................11

        1.11   Further Action...............................................................12

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................12

        2.1    Due Organization; No Subsidiaries; Etc.......................................12

        2.2    Articles of Incorporation and Bylaws; Records................................13

        2.3    Capitalization, Etc..........................................................13

        2.4    Financial Statements.........................................................14

        2.5    Absence of Changes...........................................................14

        2.6    Title to Assets..............................................................16

        2.7    Bank Accounts; Receivables...................................................16

        2.8    Equipment; Leasehold.........................................................17

        2.9    Company Proprietary Assets...................................................17

        2.10   Contracts....................................................................18

        2.11   Liabilities..................................................................23

        2.12   Compliance with Legal Requirements...........................................23

        2.13   Governmental Authorizations..................................................23

        2.14   Tax Matters..................................................................23

        2.15   Employee and Labor Matters; Benefit Plans....................................25

        2.16   Environmental Matters........................................................27
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                                       i.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        2.17   Insurance....................................................................27

        2.18   Company Related Party Transactions...........................................28

        2.19   Legal Proceedings; Orders....................................................28

        2.20   Authority; Binding Nature of Agreement.......................................28

        2.21   Non-Contravention; Consents..................................................29

        2.22   Full Disclosure..............................................................30

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT  AND MERGER SUB.....................30

        3.1    Valid Issuance...............................................................30

        3.2    Due Organization; Subsidiaries; Etc..........................................30

        3.3    Certificate of Incorporation and Bylaws; Records.............................30

        3.4    Capitalization, Etc..........................................................31

        3.5    Financial Statements.........................................................31

        3.6    Absence of Changes...........................................................32

        3.7    Title to Assets..............................................................33

        3.8    Liabilities..................................................................33

        3.9    Compliance with Legal Requirements...........................................33

        3.10   Legal Proceedings; Orders....................................................34

        3.11   Authority; Binding Nature of Agreement.......................................34

        3.12   Non-Contravention; Consents..................................................34

        3.13   Equipment; Leasehold.........................................................35

        3.14   Parent Proprietary Assets....................................................35

        3.15   Contracts....................................................................36

        3.16   Governmental Authorizations..................................................38

        3.17   Tax Matters..................................................................38

        3.18   Environmental Matters........................................................39

        3.19   Shareholder Market Stand-Off Agreements......................................39

        3.20   Insurance....................................................................40

        3.21   Parent Related Party Transactions............................................40

        3.22   Full Disclosure..............................................................40
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
SECTION 4.     SHAREHOLDER REPRESENTATIONS; RELEASE.........................................40

        4.1    Shareholder Representations..................................................40

        4.2    Investment Representations...................................................41

        4.3    Market Stand-Off Agreement...................................................42

        4.4    Release......................................................................43

SECTION 5.     CERTAIN COVENANTS OF THE PARTIES.............................................44

        5.1    Filings and Consents.........................................................44

        5.2    Notice Filing................................................................44

        5.3    Company Shareholders' Consent................................................44

        5.4    Public Announcements.........................................................44

        5.5    Best Efforts.................................................................44

        5.6    Employment and Noncompetition Agreements.....................................44

        5.7    [Intentionally Omitted]......................................................44

        5.8    Termination of Employee Plans................................................44

        5.9    FIRPTA Matters...............................................................45

        5.10   Company Location.............................................................45

        5.11   Retention of Company Employees...............................................45

        5.12   Allocation for Future Stock Options..........................................45

        5.13   Access and Investigation.....................................................45

        5.14   Operation of the Company's Business..........................................46

        5.15   Operation of Parent's Business...............................................47

        5.16   Notification; Updates to Company Disclosure Schedule.........................48

        5.17   No Company Negotiation.......................................................49

        5.18   No Parent Negotiation........................................................49

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT  AND MERGER SUB................50

        6.1    Accuracy of Representations..................................................50

        6.2    Performance of Covenants.....................................................50

        6.3    Consents.....................................................................50

        6.4    Shareholder Approval.........................................................50
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                                      iii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        6.5    Agreements and Documents.....................................................50

        6.6    No Restraints................................................................51

        6.7    No Legal Proceedings.........................................................51

        6.8    Employees....................................................................51

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...........................51

        7.1    Accuracy of Representations..................................................51

        7.2    Performance of Covenants.....................................................51

        7.3    Legal Opinion................................................................51

        7.4    No Restraints................................................................52

        7.5    No Legal Proceedings.........................................................52

        7.6    Consents.....................................................................52

SECTION 8.     TERMINATION..................................................................52

        8.1    Termination Events...........................................................52

        8.2    Termination Procedures.......................................................53

        8.3    Effect of Termination........................................................53

        8.4    Survival of Certain Covenants................................................53

SECTION 9.     INDEMNIFICATION, ETC.........................................................53

        9.1    Survival of Representations, Etc.............................................53

        9.2    Indemnification by Shareholders..............................................54

        9.3    Indemnification by Parent....................................................55

        9.4    Limited Remedies.............................................................55

        9.5    Satisfaction of Indemnification Claims.......................................55

        9.6    No Contribution..............................................................56

        9.7    Threshold....................................................................56

        9.8    Defense of Third Party Claims................................................56

        9.9    Exercise of Remedies by Indemnitees Other Than Parent or Shareholders........58

SECTION 10.    MISCELLANEOUS PROVISIONS.....................................................58

        10.1   Shareholders' Agent..........................................................58

        10.2   Further Assurances...........................................................59

        10.3   Fees and Expenses............................................................59
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
        10.4   Attorneys' Fees..............................................................59

        10.5   Notices......................................................................59

        10.6   Confidentiality..............................................................60

        10.7   Time of the Essence..........................................................61

        10.8   Headings.....................................................................61

        10.9   Counterparts.................................................................61

        10.10  Governing Law................................................................61

        10.11  Successors and Assigns.......................................................61

        10.12  Remedies Cumulative; Specific Performance....................................61

        10.13  Waiver.......................................................................61

        10.14  Amendments...................................................................62

        10.15  Severability.................................................................62

        10.16  Parties in Interest..........................................................62

        10.17  Entire Agreement.............................................................62

        10.18  Construction.................................................................62


Exhibit A      -      Shareholders

Exhibit B      -      Form of Amended and Restated Articles of Incorporation of
                      Surviving Corporation

Exhibit C      -      Directors and officers of Surviving Corporation

Exhibit D      -      Escrow Agreement

Exhibit E      -      Persons to sign Employment and Noncompetition Agreements

Exhibit F      -      Form of legal opinion of Preston Gates & Ellis LLP

Exhibit G      -      Form of legal opinion of Cooley Godward LLP


                                       v.

An extra Section break has been inserted above this paragraph. Do not delete this Section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.



                                       1.

                               AGREEMENT AND PLAN
                                       OF
                            MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of October 29, 1999, by and among: MEDIBUY.COM, INC., a Delaware corporation ("Parent"); MEDIBUY ACQUISITION CORPORATION, a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub"); PARTNET, INC. a Utah corporation (the "Company"); and the parties identified on EXHIBIT A (the "Shareholders"). Certain other capitalized terms used in this Agreement are defined in the Section titled "Definitions."

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the URBCA (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company, and by the shareholders of Merger Sub and the Company.

        D. The Shareholders own a total of 109,569 shares of the common stock, $.01 par value, of the Company ("Company Common Stock").

                                   DEFINITIONS

        For purposes of the Agreement the following terms shall have the meanings specified below:

        AGREEMENT. "Agreement" shall mean this Agreement and Plan of Merger and Reorganization (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

        ASSOCIATED PARTIES. "Associated Parties," when used herein with respect to a Shareholder, shall mean and include: (i) such Shareholder's predecessors, successors, executors, administrators, heirs and estate; (ii) such Shareholder's past, present and future assigns, agents and representatives; (iii) each entity that such Shareholder has the power to bind (by such Shareholder's acts or signature) or over which such Shareholder directly or indirectly exercises control; and (iv) each entity of which such Shareholder owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

        CLOSING CERTIFICATE. "Closing Certificate" shall have the meaning ascribed thereto in Section 6.5.


                                       1.

        COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction involving:

            (a) the sale, lease, license, disposition or acquisition of all or a material portion of the Company's business or assets;

            (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

            (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

        COMPANY COMMON STOCK. "Company Common Stock" shall have the meaning ascribed thereto in Recital D of this Agreement.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

        COMPANY MATERIAL ADVERSE EFFECT. A matter will be deemed to have a "Company Material Adverse Effect" if such matter would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

        COMPANY MATERIAL CONTRACT. "Company Material Contract" shall have the meaning ascribed thereto in Section 2.10(a).

        COMPANY OPTION. "Company Option" shall have the meaning ascribed thereto in Section 1.6.

        COMPANY PLAN. "Company Plan" shall have the meaning ascribed thereto under Section 1.6

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.



                                       2.

        COMPANY RELATED PARTY. "Company Related Party" shall have the meaning ascribed thereto in Section 2.18.

        COMPANY RETURNS. "Company Returns" shall have the meaning ascribed thereto in Section 2.14.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written or oral agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment.

        DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        EFFECTIVE TIME. "Effective Time" shall have the meaning ascribed thereto in Section 1.3.

        EMPLOYEE. "Employee" shall have the meaning ascribed therein in Section 2.15(a).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        EXCHANGE RATIO. "Exchange Ratio" shall have the meaning ascribed thereto in Section 1.5(a)(iii).



                                       3.

        GOVERNMENT BID. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

        GOVERNMENT CONTRACT. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        INDEMNITOR. "Indemnitor" shall mean either Parent or the Shareholders, as the case may be, which Person or Persons are required to hold harmless, indemnify, compensate or reimburse the Shareholder Indemnitees or Parent Indemnitees, as applicable, pursuant to Section 9.

        KNOWLEDGE. An individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, actual knowledge of such fact or matter. Further, "Knowledge" of the Company will be deemed to include Knowledge of Don Brown, Steven Bowen and Dennis Foster.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

       MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products


                                       4.

and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

        PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction involving:

            (a) the purchase, lease, license or acquisition of all or a material portion of the business or assets of any Person that markets and sells technology that is substantially similar to and competitive with the Company's technology ("Company Competitor");

            (b) the purchase or acquisition of (i) any capital stock or other equity security of any Company Competitor, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of any Company Competitor, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any Company Competitor; or

            (c) any merger, consolidation, business combination, reorganization or similar transaction involving the acquisition by Parent of a Company Competitor.

        PARENT COMMON STOCK. "Parent Common Stock" shall mean the common stock, $.001 par value, of Parent.

        PARENT CONTRACT: "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any of its assets is or may become bound or under Parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub.

        PARENT INDEMNITEES. "Parent Indemnitees" shall mean the following
Persons: (a) Parent and (b) the successors and assigns of Parent; provided, however, that no Shareholder shall be deemed to be a "Parent Indemnitee."

        PARENT MATERIAL ADVERSE EFFECT. A matter will be deemed to have a "Parent Material Adverse Effect" if such matter would have a material adverse effect on Parent's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

        PARENT MATERIAL CONTRACT. "Parent Material Contract" shall have the meaning ascribed thereto in Section 3.15(a).

        PARENT OPTION. "Parent Option" shall have the meaning ascribed thereto in Section 3.6(d).

        PARENT PREFERRED STOCK. "Parent Preferred Stock" shall have the meaning ascribed thereto in Section 3.4(a).



                                       5.

        PARENT PROPRIETARY ASSET: "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

        PARENT RETURNS. "Parent Returns" shall have the meaning ascribed thereto in Section 3.17.

        PARENT SUBSTITUTED OPTION. "Parent Substituted Option" shall have the meaning ascribed thereto in Section 1.6.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        RELEASEES. "Releasees" shall mean and include: (i) Parent; (ii) the Company; (iii) each of the direct and indirect subsidiaries of Parent and the Company; (iv) each other affiliate of Parent and the Company; and (v) the successors and past, present and future assigns, directors, officers, employees, agents and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than the Shareholders.

        RELEASED CLAIMS. "Released Claims" shall mean and include each and every Shareholder Claim that (i) any Shareholder or any Associated Party of any Shareholder may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Agreement (excluding only such Shareholder's rights or claims, if any, arising from or relating to (x) this Merger Agreement, (y) any agreement entered in connection with the Merger; or (z) laws applicable to this Merger Agreement, or any agreement entered into in connection with the Merger, or the transactions contemplated thereby, including, but not limited to, applicable securities laws and regulations.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SHAREHOLDER CLAIMS. "Shareholder Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Shareholder in



                                       6.

such Shareholder's capacity as a shareholder, director, officer or employee of the Company or in any other capacity; (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; and (iv) any claim, right or cause of action arising in connection with any acquisition of Company securities from the Company or the sale, transfer or assignment of any Company securities to the Company.

        SHAREHOLDERS' AGENT. "Shareholders' Agent" shall have the meaning ascribed thereto in Section 10.1.

        SHAREHOLDER INDEMNITEES. "Shareholder Indemnitees" shall mean the following Persons: (a) the Shareholders; and (b) the respective successors and assigns of the Shareholders.

        SHAREHOLDERS INDEMNITY SHARES. "Shareholders Indemnity Shares" shall have the meaning ascribed thereto in Section 1.8(b).

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        URBCA. "URBCA" shall mean the Utah Revised Business Corporation Act.

                                    AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1.  DESCRIPTION OF TRANSACTION

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the URBCA.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365



                                       7.

Executive Drive, Suite 1100, San Diego, California
92121-2128 at 10:00 a.m. on November ___, 1999 or such other date and time as the parties hereto may agree (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger conforming to the requirements of Section 16-10a-1105 of the URBCA shall be filed with the Utah Department of Commerce, Division of Corporations and Commercial Code. The Merger shall become effective at the time such agreement of merger is filed with and accepted by the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Effective Time").

        1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

            (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to EXHIBIT B;

            (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

            (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on EXHIBIT C.

        1.5 CONVERSION OF SHARES.

            (a) Subject to Sections 1.8(d) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive: (A) one share of Parent Common Stock multiplied by (B) the Exchange Ratio; and

                (ii) each share of the common stock, no par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                (iii) the term "Exchange Ratio" shall mean a fraction equal to
(A) 875,000 divided by (B) the sum of (1) the total number of outstanding shares of Company Common Stock, and (2) the total number of shares of Company Common Stock which are issuable upon exercise of all Company Options outstanding immediately prior to the Effective Time.

            (b) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option,



                                       8.

risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

            (c) A total of 775,000 of the shares of Parent Common Stock issuable with respect to Company Common Stock under Section 1.5(a)(i) above shall be either subject to Parent Substituted Options granted pursuant to Section 1.6 or delivered to the Shareholders in accordance with Section 1.8(a) below, and 100,000 of such shares of Parent Common Stock shall be delivered to the Escrow Agent in accordance with Section 1.8(b) below.

        1.6 EMPLOYEE STOCK OPTIONS. At the Effective Time, each stock option that is then outstanding under the Company's 1995 Stock Option Plan (the "Company Plan"), whether vested or unvested (a "Company Option"), shall be substituted by Parent with a stock option under Parent's 1999 Omnibus Equity Plan (or an equivalent plan) (the "Parent Plan") with a term, exercisability and vesting schedule equivalent to such Company Option and with all other terms in accordance with the Parent Plan and as set forth in this Section 1.6 (a "Parent Substituted Option"). Accordingly, from and after the Effective Time, (a) each Parent Substituted Option substituted for a Company Option may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Parent Substituted Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each Parent Substituted Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such substituted Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (d) the Parent Substituted Option shall contain all restrictions on the exercise of each such substituted Company Option, which shall continue in full force and effect; provided, however, that each such Parent Substituted Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company Plan, the option agreements thereunder and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of a substituted Company Option a Stock Option Grant Notice and Stock Option Agreement under the Parent Plan reflecting the terms of the Parent Substituted Option for execution by such holder.

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.


                                       9.

        1.8 EXCHANGE OF CERTIFICATES.

            (a) Subject to Section 1.8(b), at or as soon as practicable after the Effective Time, the holders of Company Common Stock shall be entitled to certificates representing Parent Common Stock as calculated pursuant to Section 1.5(a)(i). Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

            (b) At or as soon as practical after the Effective Time, Parent shall deposit certificates representing 100,000 shares of the Parent Common Stock issuable to the holders of Company Common Stock in the Merger into an escrow (the "Shareholders Indemnity Shares") administered by a third party escrow agent selected by Parent and reasonably acceptable to the Company (the "Escrow Agent") and which shall be held subject to the terms and conditions set forth in the Escrow Agreement of even date herewith between Parent, the Company, the Escrow Agent and the Shareholders (the "Escrow Agreement") attached hereto as EXHIBIT D. Upon release from the escrow under the Escrow Agreement, the Shareholders Indemnity Shares shall be distributed to the Shareholders in accordance with the Escrow Agreement.

            (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

            (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all



                                      10.

fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the fair market value per share of the Parent Common Stock as of the Effective Time, as determined in good faith by Parent's board of directors.

            (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

            (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 DISSENTING SHARES.

            (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become subject to a Company shareholder's exercise of his, her or its right to dissent pursuant to Section 16-10a-1302 of the URBCA, shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(d)), and the dissenting holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders under Section 16-10a-1302 of the URBCA; provided, however, that if the status of any such shareholder as a dissenter shall not be perfected, or if any such shareholder shall lose his, her or its status as a dissenter, then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, the shares held by such shareholder shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

            (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Section 16-10a-1302 of the URBCA and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the URBCA, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

        1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this



                                      11.

Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.11 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants, to and for the benefit of the Parent Indemnitees, as follows:

        2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and (ii) to own and use its assets in the manner in which its assets are currently owned and used.

            (b) Except as set forth in Part 2.1(b) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "PartNET, Inc."

            (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Company Material Adverse Effect. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be in good standing would not have a Company Material Adverse Effect.

            (d) Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and
(iii) the names and titles of the Company's officers.

            (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1(e) of the Company Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.



                                      12.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        2.3 CAPITALIZATION, ETC.

            (a) The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, $.01 par value, of which 109,569 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3(a) of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

            (b) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

            (c) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

            (d) Except as set forth in Part 2.3(d) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the URBCA and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.



                                      13.

        2.4 FINANCIAL STATEMENTS.

            (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                (i) The unaudited balance sheets of the Company as of March 31, 1999, 1998 and 1997, and the related unaudited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto; and

                (ii) the unaudited balance sheet of the Company for the interim period as of September 30, 1999 (the "Company Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company as of September 30, 1999 (the "Company Balance Sheet Date").

            (b) The Company Financial Statements are accurate in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements do not contain footnotes and the financial statements referred to in
Section 2.4(b)(ii) are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since the Company Balance Sheet Date:

            (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Company Material Adverse Effect;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's material assets (whether or not covered by insurance);

            (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) the Company has not sold, issued or authorized the issuance of
(i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;



                                      14.

            (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any agreement evidencing any outstanding Company Option or (ii) any restricted stock purchase agreement;

            (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since the Company Balance Sheet Date, exceeds $25,000;

            (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Company Material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Company Material Contract;

            (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of the bad debt reserve on the Company Financial Statements;

            (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

            (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $25,000 in the aggregate;

            (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in accordance with the Company's past practices, or
(iii) hired any new employee;

            (o) the Company has not changed any of its methods of accounting or accounting practices in any material respect;



                                      15.

            (p) the Company has not made any material Tax election;

            (q) the Company has not commenced or settled any material Legal Proceeding;

            (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

        2.6 TITLE TO ASSETS

            (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it (other than Company Proprietary Assets, as to which representations and warranties are set forth in Section 2.9), including: (i) all assets reflected on the Company Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1 and 2.7(b) of the Company Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Company Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

            (b) Part 2.6 of the Company Disclosure Schedule identifies all assets that are material to the business of the Company (other than Company Proprietary Assets, which are identified pursuant to Section 2.9 and in Part 2.9 of the Company Disclosure Schedule) and that are being leased or licensed to the Company.

        2.7 BANK ACCOUNTS; RECEIVABLES.

            (a) Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

            (b) Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of September 30, 1999. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Company Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $10,000 in the aggregate).



                                      16.

        2.8 EQUIPMENT; LEASEHOLD.

            (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

            (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Company Disclosure Schedule.

        2.9 COMPANY PROPRIETARY ASSETS.

            (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a statement identifying such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule provides a statement identifying all other Company Proprietary Assets. Part 2.9(a)(iii) of the Company Disclosure
Schedule identifies each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

            (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Company Disclosure Schedule) delivered to any Person, or permitted the disclosure or delivery to any Person of, the source code, or any portion of the source code, of any Company Proprietary Asset. The Company has not delivered to any Person any object code of any Company Proprietary Asset unless such Person entered into a license or other similar agreement with the Company which governs the use of such object code and retains all ownership rights of such object code in the Company.

            (c) To the Knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To



                                      17.

the Knowledge of the Company, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or orally) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes with, any Company Proprietary Asset.

            (d) Except as set forth in Part 2.9(d) of the Company Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any written specification, documentation, performance standard, representation or statement made or provided with respect thereto by the Company, and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any written specification, documentation, performance standard, representation or statement made or provided by the Company, and, to the Knowledge of the Company, there is no valid basis for any such claim.

            (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted. Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

            (f) Except as set forth in Part 2.9(f) of the Company Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

        2.10 CONTRACTS.

            (a) Part 2.10 of the Company Disclosure Schedule identifies:

                (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor in excess of $25,000 annually;

                (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any material technology or any material Company Proprietary Asset;



                                      18.

                (iii) each Company Contract imposing any material restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or
(C) develop or distribute any technology;

                (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship that is not cancelable according to its terms on 30 days notice or less;

                (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                (vi) each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

                (vii) each Company Contract involving or incorporating any material guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Company Related Party;

                (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

                (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices or is subject to audit by any Governmental Body;

                (xii) any other Company Contract that has a term of more than 30 days and that may not be terminated by the Company (without penalty) within 30 days after the delivery of a termination notice by the Company; and

                (xiii) any other Company Contract that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Company Material Contracts.")

            (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Company Disclosure Schedule, including all



                                      19.

amendments thereto. Part 2.10 of the Company Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Company Disclosure
Schedule is valid and in full force and effect, and, to the Knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            (c) Except as set forth in Part 2.10 of the Company Disclosure
Schedule:

                (i) the Company has not violated or breached, or committed any default under, any Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Company Material Contract;

                (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (D) give any Person the right to cancel, terminate or modify any Company Material Contract;

                (iii) since January 1, 1997, the Company has not received any notice (or to the Knowledge of the Company, any other communication) regarding any actual or possible violation or breach of, or default under, any Company Material Contract; and

                (iv) the Company has not waived any of its material rights under any Company Material Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

            (e) Part 2.10 of the Company Disclosure Schedule identifies each proposed Company Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1997.

            (f) Except as set forth in Part 2.10(f) of the Company Disclosure
Schedule:

                (i) the Company has not had any determination of noncompliance, entered into any consent order or undertaken any internal investigation relating directly or indirectly to any Government Contract or Government Bid;

                (ii) the Company has complied in all material respects with all Legal Requirements with respect to all Government Contracts and Government Bids;



                                      20.

                (iii) the Company has not, in obtaining or performing any Government Contract, violated (A) the Truth in Negotiations Act of 1962, as amended, (B) the Service Contract Act of 1963, as amended, (C) the Contract Disputes Act of 1978, as amended, (D) the Office of Federal Procurement Policy Act, as amended, (E) the Federal Acquisition Regulations (the "FAR") or any applicable agency supplement thereto, (F) the Cost Accounting Standards, (G) the Defense Industrial Security Manual (DOD 5220.22-M), (H) the Defense Industrial Security Regulation (DOD 5220.22-R) or any related security regulations, or (I) any other applicable procurement law or regulation or other Legal Requirement;

                (iv) all facts set forth in or acknowledged by the Company in any certification, representation or disclosure statement submitted by the Company with respect to any Government Contract or Government Bid were current, accurate and complete as of the date of submission;

                (v) neither the Company nor any of its employees has been debarred or suspended from doing business with any Governmental Body, and, to the Knowledge of the Company and the Shareholders, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company or any employee of the Company;

                (vi) no negative determinations of responsibility have been issued against the Company in connection with any Government Contract or Government Bid;

                (vii) no direct or indirect costs incurred by the Company have been questioned or disallowed as a result of a finding or determination of any kind by any Governmental Body;

                (viii) no Governmental Body, and no prime contractor or higher-tier subcontractor of any Governmental Body, has withheld or set off, or threatened to withhold or set off, any amount due to the Company under any Government Contract;

                (ix) to the Knowledge of the Company, there are not and have not been any irregularities, misstatements or omissions relating to any Government Contract or Government Bid that have led to or could reasonably be expected to lead to (A) any administrative, civil, criminal or other investigation, Legal Proceeding or indictment involving the Company or any of its employees, (B) the questioning or disallowance of any costs submitted for payment by the Company,
(C) the recoupment of any payments previously made to the Company, (D) a finding or claim of fraud, defective pricing, mischarging or improper payments on the part of the Company, or (E) the assessment of any penalties or damages of any kind against the Company;

                (x) there is not and has not been any (A) outstanding claim against the Company by, or dispute involving the Company with, any prime contractor, subcontractor, vendor or other Person arising under or relating to the award or performance of any Government Contract, (B) fact known by the Company upon which any such claim could reasonably be expected to be based or which may give rise to any such dispute, (C) final decision of any Governmental Body against the Company;



                                      21.

                (xi) the Company is not undergoing and has not undergone any audit, and the Company has no Knowledge of any basis for any impending audit, arising under or relating to any Government Contract (other than normal routine audits conducted in the ordinary course of business);

                (xii) the Company has not entered into any financing arrangement or assignment of proceeds with respect to the performance of any Government Contract;

                (xiii) no payment has been made by the Company or by any Person acting on the Company's behalf to any Person (other than to any bona fide employee or agent (as defined in subpart 3.4 of the FAR) of the Company) which is or was contingent upon the award of any Government Contract or which would otherwise be in violation of any applicable procurement law or regulation or any other Legal Requirement;

                (xiv) the Company's cost accounting system is in compliance with applicable regulations and other applicable Legal Requirements, and has not been determined by any Governmental Body not to be in compliance with any Legal Requirement;

                (xv) the Company has complied with all applicable regulations and other Legal Requirements and with all applicable contractual requirements relating to the placement of legends or restrictive markings on technical data, computer software and other Proprietary Assets;

                (xvi) in each case in which the Company has delivered or otherwise provided any technical data, computer software or Company Proprietary Asset to any Governmental Body in connection with any Government Contract, the Company has marked such technical data, computer software or Company Proprietary Asset with all markings and legends (including any "restricted rights" legend and any "government purpose license rights" legend) necessary (under the FAR or other applicable Legal Requirements) to ensure that no Governmental Body or other Person is able to acquire any unlimited rights with respect to such technical data, computer software or Company Proprietary Asset;

                (xvii) the Company has not made any disclosure to any Governmental Body pursuant to any voluntary disclosure agreement;

                (xviii) the Company has reached agreement with the cognizant government representatives approving and "closing" all indirect costs charged to Government Contracts for 1994, 1995, 1996, 1997 and 1998, and those years are closed;

                (xix) the responsible government representatives have agreed with the Company on the "forward pricing rates" that the Company is charging on cost-type Government Contracts and including in Government Bids; and

                (xx) the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body under or in connection with any Government Contract or Government Bid as a result of or by virtue of (A) the execution, delivery of performance of this Agreement or any of the other agreements referred



                                      22.

to in this Agreement, or (B) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since the Company Balance Sheet Date in the ordinary course of business and consistent with the Company's past practices;
(c) liabilities under the Company Contracts identified in Part 2.10 of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Company Disclosure Schedule.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Company Material Adverse Effect. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since its inception, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Company Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. To the Company's Knowledge, the Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part
2.13 of the Company Disclosure Schedule. Since its inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.14 TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing



                                      23.

Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since December 31, 1996 which have been requested by Parent.

            (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 1, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

            (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

            (d) Except as set forth in Part 2.14 of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to the Company, in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.



                                      24.

        2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

            (a) Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

            (b) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the Knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

            (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

            (d) With respect to each Plan, the Company has delivered to Parent:

                (i) an accurate and complete copy of such Plan (including all amendments thereto);

                (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and



                                      25.

                (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

            (e) The Company is not required to be, and, to the Knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the Knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

            (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

            (g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Company Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

            (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

            (i) To the Knowledge of the Company, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and neither the Company nor any of the Shareholders is aware of any reason why any such determination letter should be revoked.

            (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.



                                      26.

            (l) Part 2.15(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

            (m) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (n) To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

            (o) Except as set forth in Part 2.15(o) of the Company Disclosure Schedule, the Company has good labor relations, and none of the Shareholders has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

        2.16 ENVIRONMENTAL MATTERS. To the Knowledge of the Company, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Company Disclosure Schedule.

        2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since January 1, 1998, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under



                                      27.

any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 COMPANY RELATED PARTY TRANSACTIONS. Except as set forth in Part
2.18 of the Company Disclosure Schedule: (a) no Company Related Party has, and no Company Related Party has at any time since January 1, 1998 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Company Related Party is, or has at any time since January 1, 1998 been, indebted to the Company; (c) since January 1, 1998, no Company Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Company Related Party is competing, or has at any time since January 1, 1998 competed, directly or indirectly, with the Company; and (e) no Company Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section
2.18 each of the following shall be deemed to be a "Company Related Party": (i) each of the Shareholders; (ii) each individual who is, or who has at any time since January 1, 1998 been, an officer or director of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

        2.19 LEGAL PROCEEDINGS; ORDERS.

            (a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, except for such Legal Proceedings that would not have a Company Material Adverse Effect; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company and the Shareholders, except as set forth in Part 2.19 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company, its board of



                                      28.

directors and its shareholders. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Company Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Company Contract,
(ii) accelerate the maturity or performance of any such Company Contract, or
(iii) cancel, terminate or modify any such Company Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company);

except, in the case of subparagraphs (b), (c), (d) and (e), such that would not have a Company Material Adverse Effect.

Except as set forth in Part 2.21 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for Consents



                                      29.

which the failure to obtain would not have a Company Material Adverse Effect or prevent or delay the Merger or the other transactions contemplated hereby.

        2.22 FULL DISCLOSURE. This Agreement (including the Company Disclosure Schedule) does not, and the Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Parent and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

        3.1 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.2 DUE ORGANIZATION; SUBSIDIARIES; ETC.

            (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and
(ii) to own and use its assets in the manner in which its assets are currently owned and used.

            (b) Parent is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.2 of the Parent Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Parent Material Adverse Effect. Parent is in good standing as a foreign corporation in each of the jurisdictions identified in Part 3.2 of the Parent Disclosure Schedule, except where the failure to be in good standing would not have a Parent Material Adverse Effect.

        3.3 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Parent has made available to the Company accurate and complete copies of: (1) Parent's certificate of incorporation and bylaws, including all amendments thereto; (2) the stock records of Parent; and (3) except as set forth in Part 3.3 of the Parent Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent, the board of directors of Parent and all committees of the board of directors of Parent. There have been no formal meetings or other proceedings of the stockholders of Parent, the board of directors of Parent or any committee of the board of directors of Parent that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Parent's certificate of incorporation or bylaws, and Parent has not taken any action that is inconsistent in any material respect with any resolution



                                      30.

adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors. The books of account, stock records, minute books and other records of Parent are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        3.4 CAPITALIZATION, ETC.

            (a) The authorized capital stock of Parent consists of 50,000,000 shares of stock, 40,000,000 shares are designated Common Stock, $.001 par value, of which 6,101,555 shares were issued and are outstanding as of the date of this Agreement and 10,000,000 shares are designated Preferred Stock, $.001 par value, ("Parent Preferred Stock") of which 68,100 shares are designated Series A Preferred Stock, all of which were issued and outstanding as of the date of this Agreement, 334,907 shares are designated Series B Preferred Stock, all of which are issued and outstanding as of the date of this Agreement, 5,000,000 shares are designated Series C Preferred Stock, of which 4,458,332 shares are issued and outstanding as of the date of this Agreement, and 2,400,000 shares are designated Series D Preferred Stock, of which 1,714,940 shares are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. The authorized capital stock of Merger Sub consists of 10,000 shares of common stock, of which 1,000 shares are issued and outstanding. All of the outstanding shares of Merger Sub common stock have been duly authorized and are validly issued, and are fully-paid and non-assessable.

            (b) Except as contemplated in the Merger or as set forth in Part 3.4(b) of the Parent Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or Merger Sub; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or Merger Sub; (iii) Contract under which Parent or Merger Sub is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

        3.5 FINANCIAL STATEMENTS.

            (a) Parent has delivered to the Company the following financial statements and notes (collectively, the "Parent Financial Statements"):

                (i) The audited balance sheets of Parent as of December 31, 1998, and the related audited income statements, statements of shareholders' equity and statements of cash flows of Parent for the years then ended, together with the notes thereto and the unqualified report and opinion of PricewaterhouseCoopers LLP relating thereto; and

                (ii) the unaudited balance sheet of Parent as of August 30, 1999 (the "Parent Unaudited Interim Balance Sheet"), and the related unaudited income statement of Parent as of August 30, 1999 (the "Parent Balance Sheet Date").



                                      31.

            (b) Parent Financial Statements are accurate in all material respects and present fairly the financial position of Parent as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 3.5(a)(i)) cash flows of Parent for the periods covered thereby. Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 3.5(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        3.6 ABSENCE OF CHANGES. Except as set forth in Part 3.6 of the Parent Disclosure Schedule, since the Parent Balance Sheet Date:

            (a) there has not been any material adverse change in Parent's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the Knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Parent Material Adverse Effect;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Parent's material assets (whether or not covered by insurance);

            (c) Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Parent Common Stock issued upon the exercise of outstanding stock options, warrants and other rights to acquire capital stock of Parent ("Parent Options"); (ii) any option or right to acquire any capital stock or any other security; (iii) any instrument convertible into or exchangeable for any capital stock or other security;

            (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any agreement evidencing any outstanding Parent Option or (ii) any restricted stock purchase agreement;

            (f) there has been no amendment to Parent's Certificate of Incorporation or bylaws, and Parent has not effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) Parent has not formed any subsidiary, other than Merger Sub, or acquired any equity interest or other interest in any other Entity;

            (h) Parent has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Parent since the Parent Balance Sheet Date, exceeds $100,000;



                                      32.

            (i) Parent has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of the bad debt reserve on the Parent Financial Statements;

            (j) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Parent's past practices;

            (k) Parent has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (l) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

            (m) Parent has not commenced or settled any material Legal
Proceeding;

            (n) Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (o) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(n)" above.

        3.7 TITLE TO ASSETS. Parent owns, and has good, valid and marketable title to, all assets purported to be owned by it (other than Parent Proprietary Assets, as to which representations and warranties are set forth in Section 3.14), including: (i) all assets reflected on the Parent Unaudited Interim Balance Sheet; and (ii) all other assets reflected in Parent's books and records as being owned by Parent. Except as set forth in Part 3.7 of the Parent Disclosure Schedule, all of said assets are owned by Parent free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

        3.8 LIABILITIES. Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by Parent since the Parent Balance Sheet Date in the ordinary course of business and consistent with Parent's past practices; (c) liabilities under Parent Contracts to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Parent Contracts; and (d) the liabilities identified in Part 3.8 of the Parent Disclosure Schedule.

        3.9 COMPLIANCE WITH LEGAL REQUIREMENTS. To Parent's Knowledge, Parent is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Parent Material Adverse Effect. Parent has not received any notice or other communication



                                      33.

from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        3.10 LEGAL PROCEEDINGS; ORDERS.

            (a) There is no pending Legal Proceeding, and (to the Knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law, except for such Legal Proceedings that would not have a Parent Material Adverse Effect; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the Knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's business.

        3.11 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Parent of this Agreement have been duly authorized by all necessary action on the part of Parent and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.12 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 3.12 of the Parent Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;



                                      34.

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract that is or would constitute a material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Contract, (ii) accelerate the maturity or performance of any such Parent Contract, or (iii) cancel, terminate or modify any such Parent Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

Except as set forth in Part 3.12 of the Parent Disclosure Schedule, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.13 EQUIPMENT; LEASEHOLD.

            (a) All material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Parent's business in the manner in which such business is currently being conducted.

            (b) Parent does not own any real property or any interest in real property, except for the leasehold created under the real property leases identified in Part 3.13 of the Parent Disclosure Schedule.

        3.14 PARENT PROPRIETARY ASSETS.

            (a) Except as set forth in Part 3.14(a)(i) of the Parent Disclosure Schedule, Parent has good, valid and marketable title to all of its Parent Proprietary Assets, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. Except as set forth in Part 3.14(a)(ii) of the Parent Disclosure Schedule, Parent is not obligated to make any payment to any Person for the use of any Parent Proprietary Asset. Parent has not developed jointly with any other Person any Parent Proprietary Asset with respect to which such other Person has rights.

            (b) Parent has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Except as set forth in Part 3.14(b) of the Parent Disclosure Schedule, Parent has not delivered to any Person, or permitted



                                      35.

the disclosure or delivery to any Person of, the source code, or any portion or aspect of the source code, of any Parent Proprietary Asset. Parent has not delivered to any Person any object code of any Parent Proprietary Asset unless such Person entered into a license or other similar agreement with Parent which restricts the use of such object code and retains all ownership rights of such object code in the Company.

            (c) To the Knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the Knowledge of Parent, Parent is not infringing, misappropriating or making any unlawful use of, and Parent has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or orally) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

            (d) Except as set forth in Part 3.14(d) of the Parent Disclosure
Schedule: (i) each Parent Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by Parent; and (ii) there has not been any claim by any customer or other Person alleging that any Parent Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Parent to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by Parent, and, to the Knowledge of Parent, there is no basis for any such claim.

            (e) The Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.14(e) of the Parent Disclosure Schedule, (i) Parent has not licensed any of the Parent Proprietary Assets to any Person on an exclusive basis, and (ii) Parent has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

        3.15 CONTRACTS.

            (a) The following Contracts shall be deemed to be "Parent Material Contracts":

                (i) each Parent Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor in excess of $25,000 annually;

                (ii) each Parent Contract relating to the acquisition, transfer, use, development, sharing or license of any material technology or any material Parent Proprietary Asset;

                (iii) each Parent Contract imposing any material restriction on Parent's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or



                                      36.

any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                (iv) each Parent Contract creating or involving any agency relationship, distribution arrangement or franchise relationship that is not cancelable according to its terms on 30 days notice or less;

                (v) each executory Parent Contract relating to the acquisition, issuance or transfer of any securities;

                (vi) each Parent Contract relating to the creation of any Encumbrance with respect to any material asset of Parent;

                (vii) each Parent Contract involving or incorporating any material guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                (viii) each Parent Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                (ix) each Parent Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Parent Related Party;

                (x) each Parent Contract constituting or relating to a Government Contract or Government Bid;

                (xi) any other Parent Contract that was entered into outside the ordinary course of business or was inconsistent with Parent's past practices;

                (xii) any other Parent Contract that has a term of more than 30 days and that may not be terminated by Parent (without penalty) within 30 days after the delivery of a termination notice by Parent; and

                (xiii) any other Parent Contract that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or (B) the performance of services having a value in excess of $100,000 in the aggregate.

            (b) Each Parent Material Contract is valid and in full force and effect, and, to the Knowledge of Parent, is enforceable by Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.



                                      37.

            (c) Except as set forth in Part 3.15 of the Parent Disclosure
Schedule:

                (i) Parent has not violated or breached, or committed any default under, any Contract, and, to the Knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contract;

                (ii) to the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Parent Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (D) give any Person the right to cancel, terminate or modify any Parent Material Contract;

                (iii) since August 18, 1998, Parent has not received any notice (or to the Knowledge of Parent, any other communication) regarding any actual or possible violation or breach of, or default under, any Parent Material Contract; and

                (iv) Parent has not waived any of its material rights under any Parent Material Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to renegotiate, any amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

        3.16 GOVERNMENTAL AUTHORIZATIONS. Parent's material Governmental Authorizations are valid and in full force and effect, and collectively constitute all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted. To Parent's Knowledge, Parent is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations. Since its inception, Parent has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        3.17 TAX MATTERS.

            (a) All Tax Returns required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. Parent has delivered to the Company accurate and complete copies of all Parent Returns filed since August 18, 1998 which have been requested by the Company.



                                      38.

            (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

            (c) No Parent Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 3.17 of the Parent Disclosure Schedule, there have been no examinations or audits of any Parent Return. Parent has delivered to the Company accurate and complete copies of all audit reports and similar documents (to which Parent has access) relating to Parent Returns. Except as set forth in Part 3.17 of the Parent Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Parent Returns has been granted (by Parent or any other Person), and no such extension or waiver has been requested from Parent.

            (d) No claim or Legal Proceeding is pending or, to the Knowledge of Parent, has been threatened against or with respect to Parent in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. Parent has not been, and Parent will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) Parent is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        3.18 ENVIRONMENTAL MATTERS. To the Knowledge of Parent, Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law, and, to the Knowledge of Parent, there are no circumstances that may prevent or interfere with Parent's compliance with any Environmental Law in the future. To the Knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law.

        3.19 SHAREHOLDER MARKET STAND-OFF AGREEMENTS. All of Parent's stockholders are obligated to comply with market stand-off agreements upon terms which are substantially the same as the provisions of Section 4.3.



                                      39.

        3.20 INSURANCE. Parent has delivered to the Company accurate and complete copies of Parent's insurance policies. There have been no material claims made under any of Parent's insurance policies. Each of Parent's insurance policies is in full force and effect. Parent has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        3.21 PARENT RELATED PARTY TRANSACTIONS. Except as set forth in Part 3.21 of the Parent Disclosure Schedule, since June 11, 1999:

            (a) no obligations of Parent to any Parent Related Party have been incurred other than (i) rights under Parent Options and rights to receive compensation for services performed as an employee or consultant of Parent, (ii) reimbursement for reasonable expenses incurred on behalf of Parent and (iii) for other standard employee benefits made generally available to all employees;

            (b) no Parent Related Party has become indebted to Parent for any material amount; and

            (c) no Parent Related Party has become interested in any material Contract with Parent (other than such Contracts as they relate to any such person's purchase or ownership of capital stock or other securities of Parent).

For purposes of this Section 3.21 each of the following shall be deemed to be a "Parent Related Party": (i) each officer or director of Parent; (ii) each member of the immediate family of an officer or director of Parent; and (iii) any trust or other Entity (other than Parent) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

        3.22 FULL DISCLOSURE. This Agreement (including the Parent Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 4.  SHAREHOLDER REPRESENTATIONS; RELEASE

        4.1 SHAREHOLDER REPRESENTATIONS. Each Shareholder severally, and not jointly, represents and warrants to Parent and Merger Sub that:

            (a) this Agreement has been duly and validly executed and delivered by such Shareholder;

            (b) this Agreement is a valid and binding obligation of such Shareholder and is enforceable against such Shareholder in accordance with its terms, subject to (i) laws of



                                      40.

general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies;

            (c) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the Knowledge of such Shareholder, threatened against such Shareholder that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by such Shareholder under this Agreement;

            (d) neither the execution and delivery of this Agreement nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Shareholder is a party or by which such Shareholder is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Shareholder is subject; and

            (e) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Shareholder in connection with the execution and delivery of this Agreement or the performance hereof.

        4.2 INVESTMENT REPRESENTATIONS. Each of the Shareholders makes the following certifications and representations in connection with his, her or its receipt of Parent Common Stock in the Merger:

            (a) The Shareholder represents and warrants that the Shareholder is acquiring the shares of Parent Common Stock solely for the Shareholder's account for investment and not with a view to or for sale or distribution of the shares of Parent Common Stock or any part thereof. The Shareholder also represents that the entire legal and beneficial interests of the shares of Parent Common Stock the Shareholder is acquiring is being acquired for, and will be held for, the Shareholder's account only.

            (b) The Shareholder understands that the shares of Parent Common Stock have not been registered under the Securities Act, on the basis that no distribution or public offering of the Shares is to be effected. The Shareholder realizes that the basis for the exemption may not be present if, notwithstanding the Shareholder's representations, the Shareholder has in mind merely acquiring the shares of Parent Common Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Shareholder has no such intention.

            (c) The Shareholder recognizes that the shares of Parent Common Stock being acquired by the Shareholder must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder recognizes that Parent has no obligation to register the shares of Parent Common Stock or to comply with any exemption from such registration.

            (d) The Shareholder is aware that the shares of Parent Common Stock may not be sold pursuant to Rule 144 and/or Rule 145 adopted under the Securities Act ("Rule 144/145") unless certain conditions are met and until the Shareholder has held the shares of Parent Common Stock for at least one year. Among the conditions for use of Rule 144/145 is the



                                      41.

availability of current information to the public about Parent. The Shareholder understands that Parent has not made such information available.

            (e) The Shareholder further agrees not to make any disposition of all or any part of the shares of Parent Common Stock being acquired in any event unless and until:

                (i) The shares of Parent Common Stock are transferred pursuant to Rule 144/145, and Parent shall have received from the Shareholder documentation acceptable to Parent that a sale of the shares of Parent Common Stock has occurred in accordance with all of the provisions of Rule 144/145; or

                (ii) Parent shall have received a letter secured by the Shareholder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition; or

                (iii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                (iv) (1) The Shareholder shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition, (2) the Shareholder shall have furnished Parent with an opinion of counsel for the Shareholder to the effect that such disposition will not require registration of such shares of Parent Common Stock under the Securities Act, and (3) such opinion of counsel for the Shareholder shall have been concurred in by Parent's counsel and Parent shall have advised the Shareholder of such concurrence.

            (f) The Shareholder understands and agrees that all certificates evidencing the shares of Parent Common Stock to be issued to the Shareholder may bear the following legend:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        4.3 MARKET STAND-OFF AGREEMENT. Each of the Shareholders acknowledges and agrees that in connection with the first underwritten registration of the offering of any securities of Parent under the Securities Act, the Shareholder will not sell or otherwise transfer or dispose of any common stock or any other stock or other securities of Parent during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of Parent filed under the Securities Act as may be requested by the representative of Parent's underwriters or by Parent (based upon the request of Parent's underwriters); provided that the foregoing shall be effective only if all officers and directors of Parent who then hold common stock (or other securities of Parent) enter into similar agreements. Each Shareholder further agrees that Parent may impose stop-transfer instructions with respect to securities subject to the



                                      42.

foregoing restrictions until the end of such period and the Shareholder will enter into further agreements requested by Parent and/or Parent's underwriters from time to time to further document the foregoing agreement.

        4.4 RELEASE.

            (a) Each Shareholder, for himself and for each of such Shareholder's Associated Parties, hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims.

            (b) Each Shareholder also hereby waives the benefits of, and any rights such Shareholder may have under, any statute or common law principle of similar effect in any jurisdiction with respect to the Released Claims.

            (c) Each Shareholder further represents and warrants that:

                (i) such Shareholder has not assigned, transferred, conveyed or otherwise disposed of any Shareholder Claim against any of the Releasees, or any direct or indirect interest in any such Shareholder Claim, in whole or in part;

                (ii) to the Shareholder's Knowledge, no other person or entity has any interest in any of the Released Claims;

                (iii) no Associated Party of such Shareholder has or had any Shareholder Claim against any of the Releasees;

                (iv) no Associated Party of such Shareholder will in the future have any Shareholder Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Agreement;

            (d) Without in any way limiting any of the rights or remedies otherwise available to any Releasee and notwithstanding any other provision of this Agreement (including, without limitation, the provisions of Section 9), each Shareholder shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Shareholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained in this Section 4.4, or (b) the assertion or purported assertion of any of the Released Claims by such Shareholder or any of such Shareholder's Associated Parties.



                                      43.

SECTION 5.  CERTAIN COVENANTS OF THE PARTIES

        5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

        5.2 NOTICE FILING. Promptly after the execution of this Agreement, the Company and Parent shall prepare and cause to be filed a Form D under Rule 506 of the Securities Act and such other state securities filings as may be required under any applicable state securities laws.

        5.3 COMPANY SHAREHOLDERS' CONSENT. Concurrently with the execution of this Agreement, the Company shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of the URBCA, cause its shareholders who represent at least ninety percent (90%) of the outstanding shares of Company Common Stock to execute written consents approving the Merger and this Agreement.

        5.4 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, neither the Company nor any of the Shareholders nor Parent shall (and neither the Company nor Parent shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent, except as required by law and except that Parent may disclose this Agreement and file it with the SEC in accordance with applicable federal securities laws.

        5.5 BEST EFFORTS. During the Pre-Closing Period, (a) the Company and the Shareholders shall use their best efforts to cause the conditions set forth in
Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

        5.6 EMPLOYMENT AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, each of the Persons identified on EXHIBIT E shall execute and deliver to the Company and Parent an Employment Agreement and a Noncompetition Agreement in a form acceptable to Parent. The Company shall use best efforts to cause such individuals to execute and deliver to the Parent, at the Closing, an Employment Agreement and a Noncompetition Agreement.

        5.7 [INTENTIONALLY OMITTED] .

        5.8 TERMINATION OF EMPLOYEE PLANS. At the Closing, the Company shall terminate its Company Plan, and shall ensure that no employee or former employee of the Company to certain of the Company's employees and affiliates has any rights under such Plan and that any liabilities of the Company under such Plan (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company or Parent.



                                      44.

        5.9 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

        5.10 COMPANY LOCATION. Following the Effective Time, Parent will use commercially reasonable efforts to maintain the surviving Corporation's operations in or around Salt Lake City, Utah; provided, however, that Parent shall not be restricted from relocating the operations of the Company if Parent's board of directors determines in good faith that it is in the best interests of Parent to relocate such operations.

        5.11 RETENTION OF COMPANY EMPLOYEES. Following the Effective Time, Parent shall cause the Company to offer the employees of the Company salary compensation at the same levels as in effect prior to the Effective Time, Parent will offer such employees participation in Parent's health and benefit plans, and employees of the Company will be eligible to participate in Parent's company-wide bonus plan, if any, and in the Parent Plan; provided, however, that except as expressly provided in this Agreement, such employees will not receive any bonuses or stock awards under the Parent Plan in connection with such employees becoming employees of Parent in connection with the Merger, and provided further that nothing in this Agreement shall prevent Parent from adjusting salaries, benefit levels or bonus criteria and levels from time to time following the Effective Time in the sole discretion of its board of directors.

        5.12 ALLOCATION FOR FUTURE STOCK OPTIONS. Following the Effective Time, Parent shall allocate at least 75,000 shares of Parent Common Stock for issuance to future new-hires of the Company under the Parent Plan. Such grants to any new employees will be made as determined by the board of directors of Parent and upon terms no more favorable than grants made to other participants under the Parent Plan.

        5.13 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), Parent shall, and shall cause its Representatives to: (a) provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent; and (b) provide the Company and the Company's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to Parent, and with such additional financial, operating and other data and information regarding Parent, as the Company may reasonably request.



                                      45.

        5.14 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period:

            (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) the Company shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all material suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

            (c) the Company shall keep in full force all material insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

            (d) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

            (e) the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (y) to grant stock options to employees in accordance with its past practices, and (z) to issue Company Common Stock to employees upon the exercise of outstanding Company Options);

            (f) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of any agreement evidencing any outstanding Company Option, or (ii) any provision of any restricted stock purchase agreement;

            (g) the Company shall not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Company Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (h) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (i) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $5,000 per month;

            (j) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Company Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such material Contract;



                                      46.

            (k) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Company Material Contracts;

            (l) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money in excess of $25,000;

            (m) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees unless in the ordinary course of business and consistent with post practices, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $40,000;

            (n) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

            (o) the Company shall not make any material Tax election;

            (p) the Company shall not commence or settle any material Legal Proceeding;

            (q) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(p)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(q)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld.

        5.15 OPERATION OF PARENT'S BUSINESS. During the Pre-Closing Period:

            (a) Parent shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) Parent shall use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all material suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent;

            (c) Parent shall not commence or settle any material Legal
Proceeding;

            (d) Parent shall not agree or commit to take any of the actions described in clauses "(a)" through "(c)" above.



                                      47.

Notwithstanding the foregoing, Parent may take any action described in clause "(c)" above if the Company gives its prior written consent to the taking of such action by Parent, which consent will not be unreasonably withheld.

        5.16 NOTIFICATION; UPDATES TO COMPANY DISCLOSURE SCHEDULE.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of the Company or any of the Shareholders; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

            (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of Parent; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.



                                      48.

            (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.16(a) or 5.16(b) requires any change in the Company's or Parent's Disclosure Schedule, as the case may be, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or Parent, as applicable, shall promptly deliver to Parent or the Company, as applicable, an update to the Company Disclosure Schedule or Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule or Parent Disclosure Schedule for the purpose of
(i) determining the accuracy of any of the representations and warranties made by the Company or Parent in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

        5.17 NO COMPANY NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of the Shareholders shall, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Company Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction.

The Company shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Company Acquisition Transaction that is received by the Company or any of the Shareholders during the Pre-Closing Period.

        5.18 NO PARENT NEGOTIATION. During the Pre-Closing Period, Parent shall not, directly or indirectly:

            (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Parent Acquisition Transaction;

            (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Parent Acquisition Transaction; or

            (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Parent Acquisition Transaction.

Parent shall promptly notify the Company in writing of any material inquiry, proposal or offer relating to a possible Parent Acquisition Transaction that is received by Parent during the Pre-Closing Period.



                                      49.

SECTION 6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Company Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date without giving effect to any "Company Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

        6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company and the Shareholders are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

        6.4 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the affirmative vote of 90% of the shares of Company Common Stock entitled to vote with respect thereto.

        6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

            (a) Employment Agreements in a form acceptable to Parent, executed by Don Brown and Steve Bowen;

            (b) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Company Disclosure Schedule);

            (c) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by [Landlord];

            (d) a certificate executed by the Chief Executive Officer of the Company to the effect that each of the representations and warranties set forth in Section 2 is accurate in all



                                      50.

respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4 have been duly satisfied (the "Closing Certificate");

            (e) an executed stock option agreement in the form acceptable to Parent from each holder of a Company Option who will receive a Parent Substituted Option upon the Merger;

            (f) a legal opinion of Preston Gates & Ellis LLP, dated as of the Closing Date, in the form of EXHIBIT F; and

            (g) written resignations of all directors and officers of the Company (other than those directors and officers listed on EXHIBIT C, which shall have been duly appointed), effective as of the Effective Time.

        6.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        6.7 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

        6.8 EMPLOYEES. None of Don Brown, Steven Bowen or Dennis Foster shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

SECTION 7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3 LEGAL OPINION. The Company shall have received a legal opinion of Cooley Godward llp, dated as of the Closing Date, in the form of EXHIBIT G.



                                      51.

        7.4 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.5 NO LEGAL PROCEEDINGS. No Person shall have commenced any Legal Proceeding challenging or seeking to prevent consummation of the Merger.

        7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this shall have been obtained and shall be in full force and effect; provided that if Parent elects to indemnify the Company and the Shareholders against any damages on account of the failure to obtain such Consents, this condition may be waived by Parent.

SECTION 8.  TERMINATION

        8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

            (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

            (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

            (c) by Parent at or after the Closing Date if any condition set forth in Section 6 has not been satisfied by the Effective Time;

            (d) by the Company at or after the Closing Date if any condition set forth in Section 7 has not been satisfied by the Effective Time;

            (e) by Parent if the Closing has not taken place on or before November 1, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

            (f) by the Company if the Closing has not taken place on or before November 1, 1999 (other than as a result of the failure on the part of the Company or any of the Shareholders to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

            (g) by the mutual consent of Parent and the Company.



                                      52.

        8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company, any Shareholder nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

        8.4 SURVIVAL OF CERTAIN COVENANTS. Notwithstanding anything to the contrary herein, the Shareholders' covenants under Section 4.3 ("Market Stand-Off Agreement") shall survive the Closing of the Merger and shall survive the expiration of any of the representations and warranties hereunder.

SECTION 9.  INDEMNIFICATION, ETC.

        9.1 SURVIVAL OF REPRESENTATIONS, ETC.

            (a) The representations and warranties of the Company (including the representations and warranties set forth in Section 2 and the representations and warranties set forth in the Closing Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any time prior to the Expiration Date, any Parent Indemnitee delivers to the Shareholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Parent Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section
9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire on the Expiration Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease; provided, however, that if prior to the Expiration Date, the Shareholders' Agent delivers to Parent a written notice alleging the existence of an inaccuracy in or breach of any of the representations made by Parent (and setting forth in reasonable detail the basis for the Shareholders' Agent's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.



                                      53.

            (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Parent Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Parent Indemnitees or any of their Representatives. The representations, warranties, covenants and obligations of Parent, and the rights and remedies that may be exercised by the Shareholder Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Shareholder Indemnitees or any of their Representatives.

            (c) For purposes of this Agreement, each statement or other item of information set forth with respect to the Company in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement, and each statement or other item of information set forth with respect to Parent in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent in this Agreement.

        9.2 INDEMNIFICATION BY SHAREHOLDERS.

            (a) From and after the Effective Time (but subject to Section 9.1(a) and Section 9.4(a)), the Shareholders, jointly and severally, shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Closing Certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing);
(ii) any breach of any covenant or obligation of the Company or any of the Shareholders (including the covenants set forth in Section 5); (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this
Section 9); or (iv) any claim or right of, or dispute with John Creer related to the ownership of or right to acquire any securities or other assets or property of the Company.

            (b) The Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as a Parent Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.



                                      54.

        9.3 INDEMNIFICATION BY PARENT. From and after the Effective Time (but subject to Section 9.1(a) and Section 9.4(b)), Parent shall hold harmless and indemnify each of the Shareholder Indemnitees from and against, and shall compensate and reimburse each of the Shareholder Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Shareholder Indemnitees or to which any of the Shareholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3 (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Parent Disclosure Schedule delivered by Parent to the Company prior to the Closing); (ii) any breach of any covenant or obligation of Parent or Merger Sub (including the covenants set forth in Section 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Shareholder Indemnitee for the purpose of enforcing any of its rights under this Section 9).

        9.4 LIMITED REMEDIES.

            (a) The sole and exclusive remedy of the Parent Indemnitees under this Section 9 shall be cancellation of the Shareholders Indemnity Shares in accordance with the terms of the Escrow Agreement.

            (b) Parent will have no liability (for indemnification or otherwise) under this Section 9 for any Damages which exceed the fair market value (as determined by Parent's board of directors in its sole discretion) of the Shareholders Indemnity Shares on the date of the Merger.

        9.5 SATISFACTION OF INDEMNIFICATION CLAIMS.

            (a) In the event any Shareholder shall have any liability (for indemnification or otherwise) to any Parent Indemnitee under this Section 9, Parent is authorized to make a claim against the Shareholders Indemnity Shares by notifying the Escrow Agent in writing with a copy to the Shareholders' Agent pursuant to the terms of the Escrow Agreement.

            (b) In the event Parent shall have any liability (for indemnification or otherwise) to any Shareholder Indemnitee under this Section 9, the Shareholders' Agent shall have the sole right to make a claim for indemnification, reimbursement or contribution hereunder and shall do so by notifying Parent in writing of such claim clearly stating the basis for such claim. Parent shall have the option to satisfy such liability by delivering to the Shareholders' Agent shares of Parent Common Stock equal in value to the amount of the liability, such number of shares of Parent Common Stock to be determined using the fair market value of Parent Common Stock (as determined Parent's board of directors in its sole discretion) at the time the obligation to make such payment accrues in accordance with this Section 9. Further, upon notice to the Shareholders' Agent specifying in reasonable detail the basis for such set-off, Parent may set off any amount to which it may be entitled to receive under this Section 9 against amounts otherwise payable to Shareholder Indemnitees.



                                      55.

            (c) Each of the Indemnitors will have the right to dispute the validity of any claim submitted for indemnification, reimbursement or contribution hereunder, provided that with respect to claims arising under
Section 9.2(a), any such dispute shall be carried out pursuant to the terms of the Escrow Agreement.

        9.6 NO CONTRIBUTION. Each Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the Closing Certificate.

        9.7 THRESHOLD. No Indemnitor shall be required to make any indemnification payment pursuant to Section 9.2(a) or Section 9.3, as applicable, for any inaccuracy in or breach of any of the Company's or Parent's and Merger Sub's representations and warranties set forth in Section 2 or
Section 3, as the case may be, until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnitees or Shareholder Indemnitees, as the case may be, or to which any one or more of the Parent Indemnitees or Shareholder Indemnitees, as the case may be, has or have otherwise become subject, exceeds $50,000 in the aggregate; provided, however, that the threshold requirement will not apply to any indemnification obligation related to any right or claim of, or dispute with John Creer as contemplated in
Section 9.2(a), and Parent Indemnitees will be entitled to recover all Damages arising therefrom. If the total amount of such Damages exceeds $50,000, then the Parent Indemnitees or Shareholder Indemnitees, as the case may be, shall be entitled to be indemnified against and compensated and reimbursed for all Damages from the applicable Indemnitor.

        9.8 DEFENSE OF THIRD PARTY CLAIMS.

            (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Parent Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to designate the Shareholders' Agent to assume the defense of such claim or Legal Proceeding at the sole expense of the Shareholders. If Parent so elects to designate the Shareholders' Agent to assume the defense of any such claim or Legal Proceeding:

                (i) the Shareholders' Agent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel satisfactory to Parent;

                (ii) the Shareholders' Agent shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

                (iii) Parent shall have the right to participate in the defense of such claim or Legal Proceeding;



                                      56.

                (iv) the Shareholders' Agent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent; and

                (v) Parent may at any time (notwithstanding the prior designation of the Shareholders' Agent to assume the defense of such claim or Legal Proceeding) assume the defense of such claim or Legal Proceeding with counsel selected by Parent.

If Parent does not elect to designate the Shareholders' Agent to assume the defense of any such claim or Legal Proceeding (or if, after initially designating the Shareholders' Agent to assume such defense, Parent elects to assume such defense), Parent may proceed with the defense of such claim or Legal Proceeding on its own, with counsel selected by Parent. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                (vi) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Shareholders;

                (vii) each Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                (viii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Shareholders' Agent; provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Shareholders under this
Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

            (b) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Shareholders or against any other Person but specifically excluding any claim or Legal Proceeding brought against Parent) with respect to which Parent may become obligated to hold harmless, indemnify, compensate or reimburse any Shareholder Indemnitee pursuant to this Section 9, the Shareholders' Agent shall have the right, at his election, to designate Parent to assume the defense of such claim or Legal Proceeding at the sole expense of Parent. If the Shareholders' Agent so elects to designate Parent to assume the defense of any such claim or Legal Proceeding:

                (i) Parent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel satisfactory to the Shareholders' Agent;

                (ii) Parent shall keep the Shareholders' Agent informed of all material developments and events relating to such claim or Legal Proceeding;

                (iii) the Shareholders' Agent shall have the right to participate in the defense of such claim or Legal Proceeding;



                                      57.

                (iv) Parent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the Shareholders' Agent; and

                (v) the Shareholders' Agent may at any time (notwithstanding the prior designation of Parent to assume the defense of such claim or Legal Proceeding but specifically excluding any claim or Legal Proceeding brought against Parent) assume the defense of such claim or Legal Proceeding with counsel selected by the Shareholders' Agent.

If the Shareholders' Agent does not elect to designate Parent to assume the defense of any such claim or Legal Proceeding (or if, after initially designating Parent Agent to assume such defense, the Shareholders' Agent elects to assume such defense), the Shareholders' Agent may proceed with the defense of such claim or Legal Proceeding on its own, with counsel selected by the Shareholders' Agent. If the Shareholders' Agent so proceeds with the defense of any such claim or Legal Proceeding:

                (vi) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by Parent;

                (vii) Parent shall make available to the Shareholders' Agent any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                (viii) the Shareholders' Agent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of Parent; provided, however, that such consent shall not be unreasonably withheld.

The Shareholders' Agent shall give Parent prompt notice of the commencement of any such Legal Proceeding against any Shareholder; provided, however, that any failure on the part of the Shareholders' Agent to so notify Parent shall not limit any of the obligations of Parent under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        9.9 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT OR SHAREHOLDERS. No Indemnitee (other than Parent or a Shareholder or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent or the Shareholder, as the case may be (or any successor thereto or assign thereof), shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

        10.1 SHAREHOLDERS' AGENT. The Shareholders hereby irrevocably appoint Don Brown as their agent for purposes of Section 9 (the "Shareholders' Agent"), and Don Brown hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 9 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any



                                      58.

Shareholder by the Shareholders' Agent, as fully binding upon such Shareholder. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders, then the Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" for purposes of
Section 9 and this Section 10.1. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders.

        10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedules) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement) exceeds $150,000 in the aggregate, such fees, costs and expenses shall be borne and paid by the Shareholders and not by the Company.

        10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):



                                      59.

            IF TO PARENT:

            medibuy.com, Inc.
            Attn: Chief Executive Officer
            10120 Pacific Heights Boulevard, Suite 100
            San Diego, CA 92121
            Telephone Number: (619) 667-2880
            Facsimile: (619) 667-2883

            WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

            Cooley Godward LLP
            Attn: Jeremy D. Glaser, Esq.
            4365 Executive Drive, Suite 1100
            San Diego, CA 92121-2128
            Telephone Number: (858) 550-6000
            Facsimile: (858) 453-3555

            IF TO THE COMPANY:

            PartNET, INC.
            Attn: President
            615 Arapeen Drive, Suite 204
            Salt Lake City, Utah 84108
            Telephone Number: (801) 581-1118.
            Facsimile: (801) 581-1785.

            WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

            Preston Gates & Ellis LLP
            Attn: James Topinka, Esq.
            One Maritime Plaza, Suite 2400
            San Francisco, CA  94111-3514
            Telephone Number: (415) 788-8822
            Facsimile: (415) 788-8819

            IF TO ANY OF THE SHAREHOLDERS:

            c/o Don Brown
            615 Arapeen Drive, Suite 204
            Salt Lake City, Utah  84108
            Telephone Number:  (801) 581-1118.
            Facsimile: (801) 581-1785.

        10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each Shareholder shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public



                                      60.

information in such Shareholder's possession that relates to the business of the Company or Parent.

        10.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        10.8 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        10.10 GOVERNING LAW. Except with respect to the effect of the Merger, which shall be governed by Utah law, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); Parent; Merger Sub; the other Indemnitees (subject to
Section 9.9); and the respective successors and assigns (if any) of the foregoing.

        10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        10.13 WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly



                                      61.

executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.6,
4.4 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        10.18 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]


                                      62.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.


                                            PARENT:

                                            MEDIBUY.COM, INC.,
                                            a Delaware corporation.


                                            By: /s/ DENNIS J. MURPHY
                                               ---------------------------------
                                               Name: Dennis J. Murphy
                                               Title: CEO: President

                                            MERGER SUB:

                                            MEDIBUY ACQUISITION CORPORATION,
                                            a Utah corporation.


                                            By: /s/ DENNIS J. MURPHY
                                               ---------------------------------
                                               Name: Dennis J. Murphy
                                               Title: CEO: President

                                            COMPANY:

                                            PARTNET, INC.,
                                            a Utah corporation.


                                            By: /s/ DON R. BROWN
                                               ---------------------------------
                                               Name: Don R. Brown
                                               Title: CEO


                                            SHAREHOLDERS:

                                            /s/ Don R. Brown

                                            DON BROWN


                                            UNIVERSITY OF UTAH RESEARCH
                                            FOUNDATION


                                            By: /s/ RICHARD K. KOEHN
                                               ---------------------------------
                                               Name: Richard K. Koehn
                                               Title: President



                                      63.

                                            HEWLETT PACKARD COMPANY*


                                            By: /s/ ANN O. BASKINS
                                               ---------------------------------
                                               Name: Ann O. Baskins
                                               Title: Associate General Counsel
                                                      and Assistant Secretary

                                            /s/ SYLVIA BENNION
                                            ------------------------------------
                                            SYLVIA BENNION
                                            Trustee of the Sylvia L. Bennion
                                            Family Trust

                                            /s/ MICHAEL NELSON
                                            ------------------------------------
                                            MICHAEL NELSON
                                            Trustee of the WFM
                                            Profit Sharing Plan

                                            * The signature marking the assent
                                              of Hewlett-Packard Company does
                                              not apply to Section 4.4 of this
                                              Agreement and Plan of
                                              Reorganization, which section
                                              Hewlett-Packard Company expressly
                                              declines to become a party to.



                                      64.

                                    EXHIBIT A

                                  SHAREHOLDERS



                                      NAME
                      --------------------------------------
                      Don Brown
                      University of Utah Research Foundation
                      Hewlett Packard Corporation
                      Sylvia Bennion
                      Michael Nelson



                                      65.

                                    EXHIBIT B

                          FORM OF AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                            OF SURVIVING CORPORATION



                                       1.

                                    EXHIBIT C

                             DIRECTORS AND OFFICERS
                            OF SURVIVING CORPORATION



DIRECTORS

Dennis Murphy
Norman Farquhar
Don Brown

OFFICERS

Dennis Murphy - Chief Executive Officer
Don Brown - President
Norman Farquhar - Chief Financial Officer, Vice President, Secretary and
Treasurer



                                       1.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT



                                       1.

                                    EXHIBIT E

                                PERSONS EXECUTING
                    EMPLOYMENT AND NONCOMPETITION AGREEMENTS



Don Brown
Steve Bowen



                                       1.

                                    EXHIBIT F

               FORM OF LEGAL OPINION OF PRESTON GATES & ELLIS LLP



                                       1.

                                    EXHIBIT G

                   FORM OF LEGAL OPINION OF COOLEY GODWARD LLP




                                       1.